EXHIBIT 5.1
March 24, 2008
VirnetX Holding Corporation
5615 Scotts Valley Drive, Suite 110
Scotts Valley, CA 95066
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We are acting as counsel for VirnetX Holding Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,333,333 shares of common stock of the Company and 33,333 shares of common stock issuable upon exercise of certain warrants to be offered and sold by certain stockholders of the Company (the “Shares”). In this regard we have participated in the preparation of a post-effective amendment to Registration Statement SB-2 on Form S-3 relating to the Shares. Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”
     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
     Based on such examination, we are of the opinion that the Shares have been legally issued and are fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ Orrick, Herrington & Sutcliffe LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP